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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-107281) of Alpharma Inc. (the "Company") of our report dated March 31, 2005 , expcept for the restatement described in Note 2B to the consolidated financial statements and the matter described in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting as to which the date is May 5, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
May 9, 2005
Florham Park, New Jersey